UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017 (May 9, 2017)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)
☐	Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2017, CIT Group Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices in Livingston, New Jersey.  A total of 202,659,166 shares of the Company’s common stock were entitled to vote as of March 13, 2017, the record date for the Annual Meeting. There were 189,734,299 shares present in person or by proxy, which constituted approximately 93.6% of the total votes entitled to be cast, at the Annual Meeting, at which the stockholders were asked to vote on four proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors

With respect to the election of the following nominees as directors of the Company to hold office for a term of one year, or until the next annual meeting of stockholders:

	Shares Voted
	For	Against	Abstain	Broker Non-Votes
Ellen R. Alemany	161,058,254	16,912,908	1,533,433	10,229,704
Michael L. Brosnan	165,568,892	13,840,842	94,861	10,229,704
Michael A. Carpenter	165,060,619	14,349,362	94,614	10,229,704
Dorene C. Dominguez	165,598,136	13,812,039	94,420	10,229,704
Alan Frank	165,595,355	13,814,030	95,210	10,229,704
William M. Freeman	161,189,132	18,220,540	94,923	10,229,704
R. Brad Oates	164,965,133	14,426,832	112,630	10,229,704
Marianne Miller Parrs	163,752,039	15,655,029	97,527	10,229,704
Gerald Rosenfeld	165,469,869	13,939,746	94,980	10,229,704
Vice Admiral John R. Ryan, USN (Ret.)	163,477,991	15,932,645	93,959	10,229,704
Sheila A. Stamps	165,588,775	13,280,601	95,219	10,229,704
Laura S. Unger	165,478,640	13,914,249	111,706	10,229,704

Based on the votes set forth above, each of the nominees set forth above were duly elected to serve as directors of the Company for a one year term, or until their respective successors have been duly elected and qualified at the next annual meeting of stockholders of the Company.

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and external auditors for the year ending December 31, 2017 received the following votes:

For	Against	Abstain
186,990,076	2,716,004	28,219

Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and external auditors to serve for the year ending December 31, 2017 was duly ratified by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote on the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
144,725,441	34,077,797	701,357	10,229,704

Based on the votes set forth above, the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, was approved in an advisory vote by the stockholders.

Proposal 4. Advisory Vote on the Frequency of the Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote on the frequency of the advisory (non-binding) vote on the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
167,761,637	422,176	11,270,919	49,863	10,229,704

Based on the votes set forth above, the “1 Year” option for the frequency of the advisory vote on the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, was approved in an advisory vote by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Stuart Alderoty
Stuart Alderoty
Executive Vice President, General Counsel
& Secretary

Dated: May 9, 2017